Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-99914 and No. 333-32646) pertaining to the 1995 Stock Incentive Plan and Employee Stock Purchase Plan of Westell Technologies, Inc and in the Registration Statement (Form S-3 No. 333-79407) of Westell Technologies, Inc. of our report dated August 24, 1999, with respect to the consolidated financial statements of Teltrend Inc. included in this Current Report (Form 8-K/A) for the year ended July 31, 1999.


                                             /s/ Ernst & Young LLP


Chicago, Illinois
May 18, 2000